TAURIGA SCIENCES INC. (OTCQB: TAUG)

555 Madison Avenue, 5’h Floor

New York, NY 10022

Attn: Seth M. Shaw, Chief Executive Officer

AGREEMENT FOR CONSULTANT TO THE COMPANY

With

J. Safier Enterprises LLC

January 11, 2019

This (this “Agreement”), dated as of January 11, 2019 (the “Effective Date”), by and between Tauriga Sciences Inc., located in New York, NY 10022 (the “Company”), and J. Safier Enterprises LLC, a sole proprietorship operated by Mr. Jamie Safier (“Mr. Safier”) with an address at 6 The Hemlocks / Roslyn, NY 11576 (the “Consultant”).

1. Term.

(a) This Agreement shall continue for a period of twelve (12) months from the Effective Date.

(b) Notwithstanding the foregoing and provided that neither the Company nor the Consultant has terminated this Agreement pursuant to Section 4(a) hereofh, the Company agrees to use its best efforts to cause the Consultant to be retained after 12 months if both parties can agree upon the mutually beneficial nature of the relationship.

2. Position and Responsibilities.

(a) Position. Company hereby retains Consultant to assist the Company in numerous capacities relating to introductions to potential accredited investors and institutional investors, introductions to potential customers for Tauri-Gum product line, and introductions to potential merger and acquisition candidates to evaluate for Tauriga Sciences Inc.

(b) Other Activities. Consultant may be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Consultant’s obligations under this Agreement or Consultant’s fiduciary obligations to the shareholders. The ownership of less than a 10% interest in an entity, by itself, shall not constitute a violation of this duty. Consultant represents that, to the best of his knowledge, Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Consultant agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict, without the approval of a majority of the Board of Directors Members. If, at any time, Consultant is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Consultant will promptly notify the Board of such obligation, prior to making such disclosure or taking such action.

(c) No Conflict. Except as set forth in Section 2(b), Consultant will not engage in any activity that creates an actual conflict of interest with Company, regardless of whether such activity is prohibited by Company’s conflict of interest guidelines or this Agreement, and Consultant agrees to notify the Board of Directors before engaging in any activity that creates a potential conflict of interest with Company. Specifically and except as set forth in Section 2(b) of this Agreement, Consultant shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as a consultant, advisor or Board Member) in any company or entity that competes directly with the Company, as reasonably determined by a majority of Company’s disinterested board members, without the approval of the Board of Directors Members.

3. Compensation and Benefits.

(a) CONSULTANTS’s Fee. In consideration of the services to be rendered under this Agreement, the Company shall pay the CONSULTANT 1,250,000 shares of the Company’s common stock (the “Shares” or “TAUG shares”), fully vested upon the execution of this agreement (January 8, 2019). The Shares shall be “restricted securities” as defined under Rule 144 of the Securities Act of 1933, as amended. Has potential to earn additional compensation, solely based on performance and contributions to the Company (to be evaluated on an event to event basis).

(b) CASH UP FRONT. $2,000 cash within 3 business days of execution date of this Consulting Agreement.

(c) Expenses. The Company shall reimburse Consultant for all reasonable business expenses incurred in the performance of his duties hereunder in accordance with Company’s expense reimbursement guidelines.

(d) Indemnification. Company will indemnify and defend Consultant against any liability incurred in the performance of the Services to the fullest extent authorized in Company’s Certificate of Incorporation, as amended, bylaws, amended, and applicable law.

4. Termination

(a) Right to Terminate. At any time, Consultant may be terminated by the Company. Consultant may resign at any time. Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of Company, neither Consultant nor Company shall be required to provide any advance notice or any reason or cause for termination of Consultant’s status.

(b) Automatic Termination. This Agreement shall terminate automatically upon the occurrence of any of the following events: (i) the death of the Consultant; (ii) upon thirty days’ written notice from the Company in the event of the Consultant’s Disability (as used herein, “Disability” means (A) the physical or mental disability which prevents the Consultant from performing his obligations under this Agreement in substantially the same manner as performed immediately before the applicable event for a period of three consecutive months or an aggregate of 90 days during any period of 365 consecutive days) or (B) a written determination by a licensed medical doctor selected by the Company and reasonably acceptable to the Consultant that the Consultant has incurred a physical or mental disability from which he will not be able to recover sufficiently to return to full-time active employment hereunder within 180 days of the determination (a “Permanent Disability”). The Consultant shall cooperate with and permit examination by any licensed medical doctor retained by the Company to evaluate whether he has suffered a Permanent Disability (but in no event shall Consultant be required to submit to any invasive or painful procedures); and (iii) bankruptcy or insolvency of the Consultant

(c) Effect of Termination as Consultant. Upon a termination of Consultant’s status as a Consultant, this Agreement will terminate; Company shall pay to Consultant all compensation and benefits to which Consultant is entitled up through the date of termination. Thereafter, all of Company’s obligations under this Agreement shall cease, except as set forth in Section 5(c) hereof.

5. Termination Obligations.

(a) Consultant agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Consultant incident to his services belong to Company and shall be promptly returned at the request of Company.

(b) Upon termination of this Agreement, Consultant shall be deemed to have resigned from all offices then held. Consultant agrees that following any termination of this Agreement, he shall cooperate with Company in the winding up or transferring to other Consultants of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company’s expense) in the defense of any action brought by any third party against Company that relates to the Services.

(c) The Company and Consultant agree that their obligations under this Section, as well as Sections 5, 6 and 7 shall survive the termination of this Agreement.

6. Nondisclosure Obligations.

Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietor, Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Consultant as a result of performing the Services. “Proprietary Information” means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Consultant’s general knowledge prior to his relationship with Company; or (iii) the information is disclosed to Consultant without restriction by a third party who rightfully possesses the information and did not learn of it from Company.

7. Dispute Resolution.

Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving effect to its principles of conflicts of law. Any dispute or controversy between the Company and Consultant, arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by binding arbitration in New York, NY administered by the American Arbitration Association in accordance with its Rules then in effect by a single arbitrator. The arbitration requirement applies to all statutory, contractual, and/or common law claims arising from the employment relationship including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Equal Pay act of 1963; the Fair Labor Standards Act, the American With Disabilities Act, and other applicable federal and state employment laws. Both the Company and Consultant shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This arbitration requirement does not apply to claims for workers’ compensation benefits, claims arising under ERISA, or claims for any provisional or injunctive relief remedies. The parties irrevocably agree to submit to the jurisdiction of the federal and state courts within Florida for any injunctive relief and in connection with any suit arising out of the confirmation or enforcement of any award rendered by the arbitrator, and waive any defense based on forum non-convenes or improper venue with respect thereto. [This conflicts with the earlier portion of this paragraph, which says NY.] Each party shall pay their own attorney’s fees and costs. The arbitrator shall, within thirty (30) days after the conclusion of the arbitration, issue a written award setting forth the factual and legal bases for his or her decision and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. No remedy conferred in this Agreement upon the Consultant or the Company is intended to be exclusive of’ any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

NOTE: THIS ARBITRAITION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT AND OR CONSULTANT’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/CONSULTANT RELATIONSHIP.

8. Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the terms of Consultant’s relationship solely with respect to his position as a consultant. This Agreement entirely supersedes and may not be contradicted by evidence of any prior or contemporaneous statements or agreements pertaining to Consultant’s relationship as an Consultant. Agreements related to Consultant’s ownership of the Securities are not affected by this Agreement.

9. Amendments; Waivers. This Agreement may not be amended except by a writing signed by Consultant and by a duly authorized representative of the Company. Failure to exercise any right under this Agreement shall not constitute a waiver of such right.

10. Assignment. Consultant agrees that Consultant will not assign any rights or obligations under this Agreement, with the exception of Consultant’s ability to assign rights with respect to the Securities. Nothing in this Agreement shall prevent the consolidation, merger or sale of Company or a sale of all or substantially all of its assets.

11. Severability. If a court or arbitrator to be invalid, unenforceable, or void shall hold any provision of this Agreement, such provision shall be enforced to fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

12. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

13. Binding Agreement. Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Consultant. This Agreement will be binding upon and benefit the parties and their heirs, administrators, executors, successors and permitted assigns. To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Consultant’s duties or compensation will not affect the validity or scope of the remainder of this Agreement.

14. Consultant Acknowledgment. Consultant acknowledges Consultant has had the opportunity to consult legal counsel concerning this Agreement, that Consultant has read and understands the Agreement, that Consultant is fully aware of its legal effect, and that Consultant has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Date of Agreement. The parties have duly executed this Agreement as of the date first written above.

IN WITNESSETH WHEREOF, the undersigned have executed this Agreement as of the date first above written.

[insert company name

By:
CONSULTANT
J. Safier Enterprises LLC (C/o Jamie Safier)
Jamie Safier (on behalf of LLC)

X
Seth M. Shaw, Tauriga Sciences Inc.
January 11, 2019